Exhibit 10.22

AMENDMENT NUMBER SIXTEEN TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER SIXTEEN TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of February 16, 2021 (the “Amendment Sixteen Effective Date”) is entered into between PMC FINANCIAL SERVICES GROUP, LLC, a Delaware limited liability company (“Lender”), and THE REAL GOOD FOOD COMPANY LLC (“Borrower”), in light of the following:

RECITALS

WHEREAS, Borrower and Lender have previously entered into that certain Loan and Security Agreement, dated as of June 30, 2016, as amended (the “Agreement”).

WHEREAS, Lender and Borrower have entered into a Purchase Agreement (the “Purchase Agreement”), of even date herewith, pursuant to which Lender is selling to Borrower certain assets of SSRE Holdings, LLC, for a total purchase price of $6,525,000, of which $4,500,000 is payable on the date hereof (the “Cash at Close”).

WHEREAS, Borrower has requested that Lender make a new term loan to Borrower to fund the payment of the Cash at Close.

WHEREAS, Lender has agreed to Borrower’s request pursuant to the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.       DEFINITIONS. All terms which are defined in the Agreement shall have the same definition when used herein unless a different definition is assigned to such term under this Amendment.

2.       AMENDMENTS. Effective as of the Amendment Sixteen Effective Date (as that term is defined in Section 4 of this Amendment), the Agreement is amended as follows:

2.1       Additional Definitions. Section 8 of the Agreement is amended by adding the definitions of “Amendment Fourteen” and “Amendment Fourteen Effective Date” as follows:

“Amendment Sixteen” means that certain Amendment Number Sixteen to Loan and Security Agreement, dated as of February 16, 2020, between Lender and Borrower.

“Amendment Sixteen Effective Date” shall have the meaning set forth in the preamble this Amendment Sixteen.

2.2       Change in Credit Limit. The first two paragraphs of Section 1 of the Schedule to Loan and Security Agreement are deleted and replaced with the following:

The Credit Limit shall be the sum of (A), (B) and (C) below:

As used herein, the term “Loans” means, individually and collectively, Revolving Loans under Part A below, the Capex Line Loans under Part B below, and the Term Loan under Part C below.

2.3       New Term Loan. A new Section 1C is added to the Schedule to Loan and Security Agreement as follows:

C. Term Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make a term loan (the “Term Loan”) to Borrower in the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000).

Commencing on February 28, 2021, interest on the Term Loan shall be paid monthly as provided in Section 1.2 of this Agreement and Section 2 of the Schedule. In the event the Prime Rate increases, Borrower will be charged the difference (so long as it is positive) between (i) the Prime Rate plus 8.60% and (ii) 11.85%. The amount of such difference will be charged to (and payable by) Borrower as of the last day of each fiscal quarter.

The Term Loan shall be repaid by the Borrower to Lender in 54 equal monthly installments of principal, plus accrued but unpaid interest, commencing on September 30, 2021, and continuing on the last day of the month thereafter until the earliest of the following dates (“Term Loan Maturity Date”): (i) the date the Term Loan has been paid in full, (ii) the Revolver Maturity Date or (iii) the date this Agreement terminates by its terms or is terminated, as provided in this Agreement. On the Term Loan Maturity Date (or, if earlier, upon acceleration of the Obligations in accordance with the terms of this Agreement), the entire unpaid principal balance of the Term Loan, plus all other Obligations relating to the Term Loan shall be due and payable. Any portion of the Term Loan that is repaid may not be reborrowed.

All payments by Borrower to Lender in respect of the Term Loan shall be made via ACH banking transfer to Lender’s bank account per written instructions that Lender shall provide to Borrower.

2.4       Interest Rate on Term Loan. The first paragraph of Section 2 of the Schedule to the Loan and Security Agreement is deleted and is replaced by the following:

The Revolving Loans outstanding from time to time and Capex Loans shall bear interest at an annual rate equal to the “Prime Rate” in effect from time to time, plus 8.50% per annum. The Term Loan shall bear interest at an annual rate equal to the “Prime Rate” in effect from time to time, plus 8.60% per annum. Interest payments shall be due on the last day of each month following the Effective Date.

3.       CONDITION PRECEDENT.

3.1       The following is a condition precedent to the effectiveness of this Amendment:

A.	Lender shall have received a fully executed copy of this Amendment

B.	Lender shall have received a fully executed copy of the Purchase Agreement.

4.       REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Lender that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

5.       LIMITED EFFECT. Except for the specific amendment contained in this Amendment, the Agreement shall remain unchanged and in full force and effect.

6.       RELEASE BY BORROWER. Borrower, for itself, and for its agents, servants, officers, directors, shareholders, employees, heirs, executors, administrators, successors and assigns, forever release and discharge Lender and its servants, employees, accountants, attorneys, shareholders, subsidiaries, officers, directors, heirs, executors, administrators, successors and assigns from any and all claims, demands, liabilities, accounts, obligations, costs, expenses, liens, actions, causes of action, rights to indemnity (legal or equitable), rights to subrogation, rights to contribution and remedies of any nature whatsoever, known or unknown, which Borrower had, now has, or has acquired, individually or jointly, at any time prior to the Agreement Date, including specifically, but not exclusively, and without limiting the generality of the foregoing, any and all of the claims, damages, demands and causes of action, known or unknown, suspected or unsuspected by Borrower which:

6.1       Arise out of the Loan Documents;

6.2       Arise by reason of any matter or thing alleged or referred to in, directly or indirectly, or in any way connected with, the Loan Documents; or

6.3       Arise out of or in any way are connected with any loss, damage, or injury, whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Lender or any party acting on behalf of Lender.

7.       WAIVER OF CALIFORNIA CIVIL CODE SECTION 1542. Borrower acknowledges that there is a risk that subsequent to the execution of this Agreement it may incur or suffer losses, damages or injuries which are in some way caused by the transactions referred to in the Loan Documents or this Agreement, but which are unknown and unanticipated at the time this Agreement is executed. Borrower does hereby assume the above mentioned risks and agree that this Agreement shall apply to all unknown or unanticipated results of the transactions and occurrences described herein, as well as those known and anticipated, and upon advice of counsel, Borrower does hereby knowingly waive any and all rights and protections under California Civil Code Section 1542 which section has been duly explained and reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

8.       LEGAL ADVICE OBTAINED. The advice of legal counsel has been obtained by each party prior to signing this Agreement and each party executes this Agreement voluntarily, with full knowledge of its significance, and with the express intention of effecting the legal consequences provided by Section 1541 of the California Civil Code, namely, the extinguishment of obligations except for the executory provisions of this Agreement.

9.       COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of this Amendment by each of the parties hereto.

IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment.

THE REAL GOOD FOOD COMPANY LLC

By /s/ Bryan Freeman
Name: Bryan Freeman
Title: Chief Executive Officer

Signature Page to Amendment Number Sixteen to Loan and Security Agreement

PMC FINANCIAL SERVICES GROUP, LLC

By /s/ Walter E. Buttkus, III
Name: Walter E. Buttkus, III
Title: President

Signature Page to Amendment Number Sixteen to Loan and Security Agreement